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                                                                  EXHIBIT 10-53


                                AMENDMENT TO THE
                 DTE ENERGY COMPANY SUPPLEMENTAL RETIREMENT PLAN

         The DTE Energy Company Supplemental Retirement Plan is amended by adding new Section 7.7 as follows:

                  SECTION 7.7. UNSCHEDULED WITHDRAWALS. A former Participant receiving distributions in installments is permitted to make unscheduled withdrawals as described below.

                           (a) Election. A former Participant may request in writing to the Vice President, Human Resources, an unscheduled partial withdrawal or entire withdrawal of the present value of the former Participant's undistributed Plan benefit, which will be paid within 30 days in a single lump sum.

                           (b) Withdrawal Penalty. There will be a penalty deducted from the present value of the former Participant's undistributed Plan benefit prior to an unscheduled withdrawal equal to 10% of the present value of the former Participant's undistributed Plan benefit as of the date the unscheduled withdrawal request is received by the Vice President, Human Resources.